UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On April 12, 2023, Hasbro, Inc. ("Hasbro" or the "Company") announced the appointment of Gina Goetter as Chief Financial Officer, effective May 18, 2023.
Ms. Goetter, age 46, joins Hasbro from Harley-Davidson, Inc., where she served as Chief Financial Officer since 2020. Prior to that, she served as Senior Vice President Finance of the Prepared Foods Segment of Tyson Foods, Inc. from 2019 until 2020. Prior to Tyson Foods, Ms. Goetter spent 21 years in leadership roles at multinational consumer foods manufacturer and marketer General Mills, Inc., including serving as Vice President, Financial Operations of the Meals & Baking Operating Unit from 2017 to 2019 and Senior Finance Director of the Baking Operating Unit from 2015 to 2016. Ms. Goetter has served on the Board of Directors of LiveWire Group, Inc. since September 2022, and S.C. Johnson & Son Inc. since October 2022.
Ms. Goetter will receive an annual base salary of $1,000,000. She will be eligible to receive an annual incentive award with a target value equal to 100% of her earned base salary, and, commencing in 2024, she will be eligible to receive awards under the Company’s long-term equity incentive program with an annual target value equal to 300% of her annualized base salary. The annual incentive and long-term incentive targets will be reviewed periodically by the Compensation Committee of the Board of Directors. Ms. Goetter will receive a sign on cash bonus of $350,000 and a one-time restricted stock award with a grant date value of $4,000,000 that will vest in equal annual installments over three years from the date of grant. Ms. Goetter’s severance benefits will be covered under the Company’s Severance Benefits Plan, as amended from time to time, and as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2023 (the “Company’s Severance Benefits Plan”).
A copy of the Company’s press release announcing the appointment of Ms. Goetter is filed herewith as Exhibit 99.1.
There are no family relationships between Ms. Goetter and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Goetter has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Goetter and any other person pursuant to which Ms. Goetter was appointed as an officer of the Company.
Appointment of President, Toy, Licensing & Entertainment
On April 12, 2023, Hasbro also announced the appointment of Tim Kilpin as President, Toy, Licensing & Entertainment, effective April 24, 2023.
Mr. Kilpin, age 62, joins Hasbro from PlayMonster Group LLC (“PlayMonster”), where he served as Executive Chairman from January 2023 to April 2023, Chief Executive Officer from January 2022 to January 2023, and President from June 2020 to January 2022. Prior to joining PlayMonster, Mr. Kilpin served as President and CEO of Activision Blizzard’s Consumer Products business from 2017 to 2019, and in various leadership and management roles at Mattel, Inc. between 2003 and 2015, including Chief Commercial Officer and Head of International, and as Executive Vice President, Franchise Management and Senior Vice President, Global Toys Licensing at The Walt Disney Company prior to 2003.
Mr. Kilpin will receive an annual base salary of $850,000. He will be eligible to receive an annual incentive award with a target value equal to 75% of his earned base salary, and, commencing in 2023, will be eligible to receive awards under the Company’s long-term equity incentive program with an annual target value equal to 200% of his annualized base salary. The annual incentive and long-term incentive targets will be reviewed periodically by the Compensation Committee of the Board of Directors. Mr. Kilpin will receive a one-time restricted stock award with a grant date value of $2,000,000 that will vest in equal annual installments over three years from the date of grant. Mr. Kilpin’s severance benefits will be covered under the Company’s Severance Benefits Plan.
A copy of the Company’s press release announcing the appointment of Mr. Kilpin is filed herewith as Exhibit 99.1.
There are no family relationships between Mr. Kilpin and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Kilpin has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Kilpin and any other person pursuant to which Mr. Kilpin was appointed as an officer of the Company.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release dated April 12, 2023.
104	Inline XBRL for the cover page of this Current Report on Form 8-K.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Tarrant Sibley
	Name:	Tarrant Sibley
Date: April 12, 2023	Title:	Executive Vice President and Chief Legal Officer